TERMINATION AGREEMENT

     AGREEMENT dated as of July 1, 2001, between Eye Care Centers of America, Inc., a Texas corporation (the "Company") and Bernard W. Andrews (the "Executive"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement (as defined herein).

     WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated April 24, 1998 (the "Employment Agreement"); and

     WHEREAS, The Company and the Executive desire to terminate the Employment Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows:

     1.     Chief  Executive  Officer.  The  Company  and  the  Executive hereby
            -------------------------
acknowledge that the Executive has provided the Company with notice of this resignation as Chief Executive Officer of the Company effective July 2, 2001. The Executive's employment with the Company as Chief Executive Officer of the Company will formally terminate upon July 2, 2001 (the "Termination Date"). As of the Termination Date, the Executive shall cease to be Chief Executive Officer of the Company but will continue as Chairman of the Company's Board of Directors of the Company. The Executive will continue to perform his regular duties and responsibilities for the Company on a full-time basis until the Termination Date.

     2.     Termination  of  Employment  Agreement.  Any  and  all  effective
            --------------------------------------
provisions of the Employment Agreement, except for Section 10, 11, 12 and 13 of the Employment Agreement, are hereby terminated and canceled in their entirety in all respects as of the Termination Date and shall be of no further force and effect as of such date. The Company will pay the Executive all wages due to Executive pursuant to Section 3 of the Employment Agreement in the amount of $0 through the Termination Date and accrued and unused vacation pay as provided under the terms of Section 5 of the Employment Agreement in the amount of $32,308.00 through the Termination Date. The Company and the Executive acknowledge and agree that neither party shall have any further rights or obligations under the Employment Agreement, except as specifically set forth herein with respect to Sections 10, 11, 12 and 13 of the Employment Agreement.

     3.     Stock  Options.  The  Company  has  previously granted the Executive
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options  to  purchase  the  Company's  Common Stock (all such options previously granted collectively referred to herein as the "Options"). The Options have been cancelled pursuant to that certain Option Cancellation Agreement dated as of June 15, 2001 and have ceased to vest on the Termination Date.

     4.     Chairman.  The  Executive  shall  continue  as  an  employee  of the
            --------
Company  in  the  capacity  of  Chairman  of  the  Company's Board of Directors.
Executive shall be entitled to compensation equal to Eight Thousand Three Hundred and Thirty-Three Dollars ($8,333) per month subject to withholding and payable in accordance with the Company's standard payroll policy, commencing on July 2, 2001. The Executive will not be entitle to any further incentive compensation or bonus. The Executive shall continue as a full-time employee and shall continue to be eligible to participate in the benefits that the Company offers to its full-time employees from time to time; provided, however, that the Executive shall not be entitled to any paid vacation. This Section 4 shall not be construed as an agreement, either express or implied, to employ the Executive for any stated term, and shall in no way alter the nature of the relationship between the Executive and the Company after the Termination Date as an employment at will in which either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Nothing herein shall be construed as an agreement, either express or implied, to pay the Executive any compensation or severance or grant to the Executive any benefit beyond the end of the Executive's employment with the Company except as otherwise determined by and in the sole discretion of the Company's Board of Directors.

     5.     Restrictive  Covenants.  Executive  hereby  acknowledges  that  he
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continues  to  be bound by the restrictive covenants contained in Section 10, 11 and 12 of the Employment Agreement. Any restrictions by which the Executive is bound following the termination of his employment shall commence upon the termination of Executive's employment with the Company pursuant to Section 4 above.

     6.     Release.  In  partial  exchange for the agreements set forth herein,
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the  Executive  agrees  that  upon the Executive's termination of his employment with the Company, he will execute and deliver a general release in a form reasonably acceptable to the Company. The Company and the Executive agree that during the Executive's employment with the Company and following the Executive's separation from employment with the Company, the Executive will not defame, disparage or in any way malign the Company, its officers, directors or past and present employees to anyone, including, but limited to, prospective employers, competitors, vendors or suppliers to the Company and current and former employees of the Company. The Company agrees that it will not defame, disparage or malign Executive in any way to any third party.

     7.     Entire  Agreement.  This Agreement, Section 10, 11, 12 and 13 of the
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Employment Agreement, the Note, the Option Agreement and the Option Letter, each as amended hereby, the Purchase Agreement and the Stockholders' Agreement contain the entire understanding of the parties with respect to the employment of the Executive by the Company and supersede any prior agreements between the Company and the Executive (including the Employment Agreement, other than Sections 10, 11, 12 and 13). If any portion of this Agreement is found to be unenforceable, then both the Executive and Company desire that all other portions that can be separated from it or appropriately limited in scope shall remain fully enforceable.

     8.     Governing  Law.  This  Agreement  shall  be  construed as a document
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under seal and it shall be governed by the laws of the Company's jurisdiction of incorporation, from time to time, without regard to the conflict of laws principles thereof. Each party hereby consents to the personal jurisdiction of the Company's jurisdiction of incorporation, acknowledges that venue is proper in any state or federal court in such jurisdiction and waives any objection to the foregoing.

     9.     Acknowledgment.  The  Executive  acknowledges  that he has read this
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Agreement,  understands  it,  and  that  he  is  voluntarily  entering  into it.

     10.     Descriptive  Headings.  The  descriptive headings of this Agreement
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are  inserted  for  convenience  only  and  do  not  constitute  a  part of this
Agreement.

     11.     Counterparts.  This Agreement may be executed in counterparts, each
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of  which  shall  be  deemed  an  original and all of which shall constitute one agreement.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer, and the Executive has executed this Agreement as of the ___ day of ____, 2001.

                                               EYE CARE CENTERS OF AMERICA, INC.

                                                       By:     /s/ Alan E. Wiley
                                                               -----------------
                                                       Executive Vice President,
                                                        Chief Financial Officer,
                                                         Secretary and Treasurer


                                                  By:     /s/ Bernard W. Andrews
                                                          ----------------------
                                                                       Executive